UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2008

CATALENT PHARMA SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-147871	13-3523163
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14 Schoolhouse Road Somerset, New Jersey		08873
(Address of registrant’s principal executive office)		(Zip code)

(732) 537-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Employment Agreement of Thomas Stuart

(e) On June 9, 2008, Catalent Pharma Solutions, Inc. (the “Company”), PTS Holdings Corp. (“Holdings”) and Thomas Stuart, the President of the Company’s Oral Technologies segment, entered into a new employment agreement (the “Employment Agreement”). The Employment Agreement includes the following material terms:

•

An initial term of three years commencing effective as of August 1, 2007 (the “Initial Term”), after which the Initial Term shall automatically renew for additional one year terms following the last day of the Initial Term and each one year anniversary thereafter, as applicable, unless, one of the parties provides the other with written notice of non-renewal at least sixty days prior to the end of the applicable term.

•	Commencing effective as of September 3, 2007, base salary of $424,000 per year.

•	Participation by Mr. Stuart in the Company’s Management Incentive Plan (the “MIP”). Mr. Stuart is eligible to earn an annual bonus of 75% of his annual base salary under the MIP.

•

Mr. Stuart is entitled to paid vacation, certain fringe benefits, and reimbursement for reasonable business expenses. In addition, he is entitled to participate in other broad-based employee benefit programs of the Company on a basis that is no less favorable than is provided to other executives of the Company. Mr. Stuart is also entitled to receive a car allowance in a gross amount of $22,284 per year.

In the event Mr. Stuart’s employment is terminated by the Company other than for “cause” (as defined in the Employment Agreement), Mr. Stuart resigns for “good reason” (as defined in the Employment Agreement), or if the Company fails to renew the Employment Agreement at the end of the applicable term, Mr. Stuart will be entitled to, among other things, (1) a cash payment in an amount equal to two times the sum of his then-current base salary and his annual bonus award of 75% of base salary (regardless of whether any applicable performance targets are attained), which amount is payable in equal monthly installments over a two year period, (2) continued participation (or after 18 months, payment for the Company’s costs for such coverage on a tax grossed-up basis) in the Company’s group health plans for up to two years and (3) continued payment of his car allowance for a period of two additional years.

If Mr. Stuart’s employment terminates due to disability, he will be entitled to, among other things, a cash payment in an amount equal to two times his then-current base salary payable in equal installments over a two year period, which amount will be offset by any amounts paid or payable under the Company’s disability plan.

Mr. Stuart’s entitlement to the severance payments and benefits outlined above are conditioned on signing and not revoking the Company’s standard release of claims for executives generally as well as adhering to customary confidentiality covenants and twelve-month post-employment non-solicitation and non-competition covenants.

The Employment Agreement is filed as Exhibit 10.1 hereto and is hereby incorporated by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits. The following Exhibit is included as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Employment Agreement, dated as of June 9, 2008, by and among PTS Holdings Corp., Catalent Pharma Solutions, Inc. and Thomas Stuart.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent Pharma Solutions, Inc.
(Registrant)

By:	/s/ Gloria Barr
Name:	Gloria Barr
Title:	Vice President, Deputy General Counsel and Assistant Secretary

Dated: June 11, 2008

EXHIBIT LIST

Exhibit No.	Description
10.1	Employment Agreement, dated as of June 9, 2008, by and among PTS Holdings Corp., Catalent Pharma Solutions, Inc. and Thomas Stuart.

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